UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2021

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2021, Voyager Therapeutics, Inc. (“Voyager”) and Glenn Pierce, M.D., Ph.D., a director and Voyager’s Interim Chief Scientific Officer, entered into an amendment (the “Amendment”) to Dr. Pierce’s existing employment agreement, dated May 19, 2021. Pursuant to the Amendment, Dr. Pierce has agreed to increase his commitment to Voyager and its affairs to 80% of his working time and effort. Under the terms of the Amendment, Dr. Pierce’s annualized base salary increased to $480,000, effective June 3, 2021. The compensation committee of the board of directors of Voyager also approved the grant to Dr. Pierce, effective June 7, 2021, of a stock option to purchase 42,000 shares of Voyager’s common stock at an exercise price per share equal to the closing price per share of the common stock on The Nasdaq Global Select Market on the grant date. The option award has a ten-year term and vests monthly over a twelve-month period, subject to Dr. Pierce’s continued service to Voyager, including as either an officer or director. The option is subject to the terms and conditions of the applicable award agreement and was granted pursuant to Voyager’s 2015 Stock Option and Incentive Plan.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07             Submission of Matters to a Vote of Security Holders.

Voyager held its Annual Meeting of Stockholders on June 3, 2021. The following is a summary of the matters voted on at that meeting.

(a)	Voyager’s stockholders elected Michael Higgins and Nancy Vitale as Class III directors to serve until the 2024 Annual Meeting of Stockholders, each such director to hold office until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Higgins	22,098,077	4,558,583	5,142,420
Nancy Vitale	25,101,736	1,554,924	5,142,420

(b)	Voyager’s stockholders approved a non-binding, advisory proposal regarding the compensation of Voyager’s named executive officers. The results of the stockholders’ vote with respect to such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
24,673,348	1,954,585	28,727	5,142,420

(c)	Voyager’s stockholders approved a non-binding, advisory proposal regarding the frequency of future advisory votes on named executive officer compensation. The results of the stockholders’ vote with respect to such proposal were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
26,343,000	18,340	208,923	86,397	5,142,420

(d)	Voyager’s stockholders ratified the appointment of Ernst & Young LLP as Voyager’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
31,723,611	61,189	14,280	0

In accordance with the results of the non-binding, advisory vote of Voyager’s stockholders and its previous recommendation, the board of directors of Voyager has determined that future advisory votes on named executive officer compensation will be held every year until the next required advisory vote on the frequency of stockholder votes on executive compensation.

Item 9.01             Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, by and between the Registrant and Glenn Pierce, dated June 7, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 8, 2021	By:	/s/ Allison Dorval
Allison Dorval
Chief Financial Officer
(Principal Financial and Accounting Officer)